UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021 (June 11, 2021)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Ac

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 11, 2021, the Copyright Royalty Board (the “CRB”) of the Library of Congress issued its initial determination regarding the royalty rates payable by us under the statutory license by which webcasters perform sound recordings via digital transmission over the internet and make ephemeral (server) copies of those recordings during the five-year period starting January 1, 2021 and ending on December 31, 2025. Because the proceeding focuses on setting statutory rates for non-interactive online music streaming (commonly identified as “webcasting”), the proceeding sets the rates that our Pandora business pays for statutorily licensed music streaming on its free, ad-supported service (and for the non-interactive music streaming that occur on its subscription tiers), and that our Sirius XM business pays for music streaming on its subscription internet radio service.

This proceeding does not set the rates that we pay for our other music offerings (such as our satellite radio or business establishment services) and does not affect the rates we pay music publishers for our services, which are covered under different licenses. The statutory rates set in this proceeding will, however, affect the amount we pay for streaming on Pandora under certain of its direct licenses with sound recording copyright owners (i.e., record companies). The royalty rates under many of those direct licenses, which cover a large majority of the sound recordings that we perform on Pandora, are indexed to the statutory rates established in this proceeding.

Under the terms of the CRB’s decision, the statutory royalty rate in 2021 will be $0.0021 per performance for non-subscription transmissions (such as offered by the Pandora ad-supported business) and $0.0026 per performance for subscription transmissions (such as offered by the Sirius XM internet radio service). The rate for 2020 was $0.0018 per performance for non-subscription transmissions and $0.0024 per performance for subscription transmissions. The rates announced by the CRB in this initial determination for 2021 are an approximate 17% increase in the rates for non-subscription transmissions and an approximate 8% increase in the rates for subscription transmissions, in each case over the rates in effect during 2020. Rates for the remainder of the five-year period are subject to adjustment each year by the CRB to reflect any changes occurring in the cost of living as determined by the most recent Consumer Price Index for All Urban Consumers.

The parties have fifteen days from the June 11, 2021 initial determination to move for rehearing. Once the CRB has considered any rehearing motions and responses to such motions, and provided the Register of Copyrights with sixty days to review the determination for any legal error, the Librarian of Congress will publish the final determination in the Federal Register.  The parties will have thirty days from that publication to appeal the decision to the U.S. Court of Appeals for the District of Columbia Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 14, 2021

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